UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                             Amended Current Report
                       Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported): November 21, 2005



                 GEODYNE ENERGY INCOME LIMITED PARTNERSHIP III-B
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             (Exact name of Registrant as specified in its Charter)

   Oklahoma             III-B:  0-18636         III-B:  73-1358666
----------------        ----------------       -------------------
(State or other           (Commission           (I.R.S. Employer
jurisdiction of             File No.)           Identification No.)
incorporation)



                  Two West Second Street, Tulsa, Oklahoma 74103
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (918) 583-1791

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

      [   ] Written communications pursuant to Rule 425 under the Securities
            Act (17 CFR 230.425)
      [   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)
      [   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      [   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8:     OTHER EVENTS

          On November 1, 2005, Registrant filed a Current Report on Form 8-K stating:

               "The limited partnership agreement (the "Agreement") for the Geodyne Energy Income Limited Partnership III-B (the "Partnership") provides that the Partnership will automatically terminate and dissolve on November 22, 2005.

               "The Agreement gives the General Partner an option to extend the term of the Partnership for up to two additional two year terms. The General Partner has elected to extend the Partnership's term until November 22, 2007."

          The dates in these paragraphs were incorrect, due to a scrivener's error. Item 8 is hereby amended to read as follows:

               "The limited partnership agreement (the "Agreement") for the Geodyne Energy Income Limited Partnership III-B (the "Partnership") provides that the Partnership will automatically terminate and dissolve on December 31, 2005.

               "The Agreement gives the General Partner an option to extend the term of the Partnership for up to two additional two year terms. The General Partner has elected to extend the Partnership's term until December 31, 2007."

          The form of letter sent to the limited partners on or about November 1, 2005, contained the correct termination and extension dates, and therefore does not need to be amended.

ITEM 9:     EXHIBITS

20.1 Form of letter sent to the limited partners of the Geodyne Energy Income Limited Partnership III-B on or about November 1, 2005.



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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GEODYNE ENERGY INCOME
                                    LIMITED PARTNERSHIP III-B

                                    By:   GEODYNE RESOURCES, INC.
                                          General Partner

                                        //s// Dennis R. Neill
                                    ----------------------------
                                    Dennis R. Neill
                                    President

DATE:  November 21, 2005